Exhibit 10.27


                       FORM OF RESTRICTED STOCK AGREEMENT
        (For Named Executive Officers other than Mary Agnes Wilderotter)

     This Agreement is made as of _________________ ("Date of Award") between Frontier Communications Corporation, a Delaware corporation (the "Company") and ______________ (the "Grantee"). In consideration of the agreements set forth below, the Company and the Grantee agree as follows:

     1. Grant: A restricted stock award ("Award") of ________ shares ("Award Shares") of the Company's common stock ("Common Stock") is hereby granted by the Company to the Grantee subject to: (i) the terms and conditions of that certain [Memorandum from Mary Agnes Wilderotter, Chairman and Chief Executive Officer of the Company, dated September 7, 2007, addressed to the Grantee (the "Change in Control Memorandum")] [amendment, dated December __, 2008, to the Grantee's Offer Letter dated _____, 200_ (the "Amended Offer Letter")]; (ii) the following terms and conditions; and (iii) the provisions of the Amended and Restated 2000 Equity Incentive Plan (the "Plan"), the terms of which are incorporated by reference herein. In the event of a conflict between the [Change in Control Memorandum] [Amended Offer Letter] and the terms and conditions stated herein, the terms of the [Change in Control Memorandum] [Amended Offer Letter] shall control.

     2.   Transfer  Restrictions:  None  of the  Award  Shares  shall  be  sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee until such time as the restrictions on said Award Shares shall have lapsed.

     3. Release of Restrictions: Except as otherwise provided in the [Change in Control Memorandum] [Amended Offer Letter], the restrictions set forth in Section 2 above shall lapse on one-four (25%) of the Award Shares on each [GRANT DATE] beginning in [YEAR FOLLOWING GRANT DATE], and ending on [FOURTH ANNIVERSARY OF GRANT DATE].

     4. Forfeiture: Subject to the terms of the [Change in Control Memorandum] [Amended Offer Letter], the Award Shares shall be subject to forfeiture to the Company upon the Grantee's termination of employment with the Company prior to the date the restrictions lapse as provided in Section 3 above.

     5. Adjustment of Shares: Notwithstanding anything contained herein to the contrary, in the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.


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     6.   Rights as  Stockholder:  The  Grantee  shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award. Any stock dividends payable with respect to such shares shall bear the same restrictions as the underlying shares. Said restrictions shall lapse at the same time as restrictions lapse on the underlying shares.

     7. Escrow of Share Certificates: Certificates for the Award Shares shall be issued in the Grantee's name and shall be held by the Company's transfer agent until all restrictions lapse or such shares are forfeited as provided herein or under the terms of the [Change in Control Memorandum] [Amended Offer Letter], as applicable. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee, upon the Grantee's request, upon such lapse.

     8. Government Regulations: Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     9. Withholding Taxes: The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements. The Company will offer Grantee the right to have withholding requirements satisfied by the Company's withholding of shares upon the timely written election of Grantee to utilize shares for withholding tax purposes.

     10. Employment: Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of Company, nor shall it interfere in any way with the right of the Company to terminate Grantee's employment at any time.

     11. Plan: Grantee acknowledges receipt of a copy of the Plan, agrees to be bound by the terms and provisions of the Plan and agrees to acknowledge, upon request of Company, receipt of any prospectus or prospectus amendment provided to Grantee by Company.

     12.  Securities  Laws:   Grantee  agrees  to  comply  with  all  applicable
          securities laws upon sale or disposition of shares acquired hereunder.


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     13.  Notices: Notices to Company shall be addressed to it at:

                           3 High Ridge Park
                           Stamford, CT  06905

                                      and to Grantee at:

                           ____________________
                           ____________________

          Company or Grantee may from time to time designate in writing different addresses for receipt of notice. Notice shall be deemed given when properly addressed and sent first class or express mail.


     14. Governing Law: The terms of this Agreement shall be binding upon Company, Grantee and their respective successors and assigns. This Agreement shall be performed under and determined in accordance with the laws of the State of Connecticut.

     In Witness Whereof, the Company has caused this Award to be granted on the date first above written.


FRONTIER COMMUNICATIONS CORPORATION

By:__________________________________              _________________________
Hilary Glassman                                             [GRANTEE]
Senior Vice President, General Counsel and
Secretary